TONIX PHARMACEUTICALS HOLDING CORP. S-1A

Exhibit 5.01

November 14, 2019

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 1608

New York, New York 10022

Ladies and Gentlemen:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of the following securities (collectively, the “Securities”), as described in the Company’s Amendment No. 1 to Registration Statement on Form S-1 (as so amended, the “Registration Statement”) and the Prospectus contained therein (the “Prospectus”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”): (i) Class A Units (collectively, the “Class A Units”), each consisting of (x) one share (each, a “Common Share”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (y) a warrant (each, a “Class A Warrant”) to purchase one share of Common Stock (each such share, a “Class A Warrant Share”) issued pursuant to one or more warrant agreements (each, a “Unit Warrant Agreement”), and (z) a common stock purchase warrant (each, a “Class A Common Warrant”) to purchase one-half of a share of Common Stock (each such share, a “Class A Common Warrant Share”) issued pursuant to one or more common warrant agreements (each, an “Common Warrant Agreement” and together with the Unit Warrant Agreements, the “Warrant Agreements”), and (ii) Class B Units (collectively, the “Class B Units”), each consisting of (x) one share (each, a “Preferred Share”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to be issued pursuant to the then-effective Certificate of Designation (as defined below), which Preferred Shares are convertible into shares of Common Stock (collectively, the “Conversion Shares”) pursuant to the terms thereof, (y) a warrant (each, a “Class B Warrant”) to purchase shares of Common Stock (each such share, a “Class B Warrant Share”) issued pursuant to one or more Unit Warrant Agreements, and (z) a common stock purchase warrant (together with the Class A Warrants, the Class A Common Warrants and the Class B Warrants, the “Warrants”) to purchase shares of Common Stock (together with the Class A Warrant Shares, Class A Common Warrant Shares and the Class B Warrant Shares, the “Warrant Shares”) issued pursuant to one or more Common Warrant Agreements. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by, and as described in, the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

bhfs.com	100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

Brownstein Hyatt Farber, LLP

Tonix Pharmaceuticals Holding Corp.

November 14, 2019

For purposes of issuing the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws, each as amended to date, (iii) the form of the certificate of designation relating to the Series A Preferred Stock as filed as an exhibit to the Registration Statement (the “Certificate of Designation”) and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (iv) prior to any issuance of any Preferred Shares or Conversion Shares, the Certificate of Designation will have been duly authorized and approved by the Company’s board of directors or a duly authorized and constituted committee thereof, signed by an authorized officer of the Company and properly filed with the Nevada Secretary of State, and will be effective (collectively, “Corporate Proceedings”); (v) after any issuance of Common Shares, Warrant Shares or Conversion Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; and (vi) after any issuance of Preferred Shares, the total number of issued and outstanding shares of Series A Preferred Stock, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Series A Preferred Stock then designated under the Certificate of Designation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.       The Class A Units, the Common Shares, the Warrants and the Warrant Shares have been duly authorized by the Company.

2.       If and when any Common Shares are issued in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Common Shares will be validly issued, fully paid and nonassessable.

3.        If and when all Corporate Proceedings have been undertaken and completed, the Class B Units, the Preferred Shares and the Conversion Shares will be duly authorized.

Tonix Pharmaceuticals Holding Corp.

November 14, 2019

4.       If and when all Corporate Proceedings have been undertaken and completed and any Preferred Shares are issued in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Preferred Shares will be validly issued, fully paid and nonassessable.

5.       If and when all Corporate Proceedings have been undertaken and completed and any Conversion Shares are issued in accordance with the terms of, and in the manner contemplated by, the Certificate of Designation, including the due and proper conversion of such Preferred Share(s) in accordance with the Certificate of Designation, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Conversion Shares will be validly issued, fully paid and nonassessable.

6.       If and when any Warrant Shares are issued in accordance with the terms of, and in the manner contemplated by, the relevant Warrant(s) and Warrant Agreement(s), including the due and proper exercise of such Warrant(s) in accordance therewith and under the relevant Warrant Agreement(s) and payment in full to the Company of any and all consideration for the Warrant Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP